EXHIBIT 99.6

Conclusions

Monsanto uniquely positioned in rapidly changing agricultural business
R&D focused on growth with state of the art genomics, biotech and breeding capabilities
Business model focused on integrated solutions
Committed to delivering solid earnings and free cash growth
Accelerated growth from biotech acceptance in the medium term; from the pipeline in the long term